Exhibit 99.1

       Forward Air Corporation Reports Record First Quarter 2006 Results; 18.4% Revenue Growth; 20.6% Operating Margin; 29.6% Fully Diluted EPS Growth


    GREENEVILLE, Tenn.--(BUSINESS WIRE)--April 24, 2006--Forward Air Corporation (NASDAQ:FWRD) today reported record results for the first quarter ended March 31, 2006.
    Operating revenue for the quarter ended March 31, 2006 increased
18.4% to a record $82.3 million from $69.5 million for the same quarter in 2005. Income from operations was $17.0 million, compared with $13.4 million in the prior year's first quarter, an increase of 26.9%. As a percent of operating revenue, income from operations improved to 20.6% from 19.2% for the same quarter last year. Net income during the period increased by $2.3 million, or 26.4%, to $11.0 million from $8.7 million in the prior-year quarter. Diluted income per share from operations for the first quarter of 2006 was $0.35 compared with $0.27 in the prior-year quarter, an increase of 29.6%.
    Commenting on the Company's first quarter results, Bruce A.
Campbell, President and CEO, said, "We are pleased to report another quarter of record operating results at Forward Air. Our airport-to-airport operations grew at 22% during the quarter as average weekly tonnage increased by nearly 14%. Our people did a wonderful job growing our logistics revenue by 2% during the quarter, reversing the results experienced in the fourth quarter of 2005. Our proven business model produced operating margins of 20.6%, a new first quarter record for our Company."
    Commenting further on the first quarter results, Andrew C. Clarke, Senior Vice President and CFO, said, "The first quarter of 2006 was a strong cash flow period for our Company. We generated over $8.9 million in cash flow from operations and spent $4.4 million repurchasing 124,000 shares during the quarter. With our current cash and investment position at $82.6 million, Forward Air will continue to look for ways to reinvest in our operations."

    Review of Financial Results

    Forward Air will hold a conference call to discuss first quarter 2006 results on Tuesday, April 25, 2006, at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing 800-841-9385. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

    About Forward Air

    Forward Air is a high-service-level contractor to the air cargo industry providing time-definite ground transportation services through a network of 81 terminals located on or near major airports in the United States and Canada. The Company provides these services as a cost-effective alternative to air transportation of cargo that must be delivered at a specific time but is relatively less time-sensitive than traditional air freight or when air transportation is not economical.




                        FORWARD AIR CORPORATION
              Condensed Statements of Income (Unaudited)
                 (In thousands, except per share data)

                                                  Three months ended
                                                 ---------------------
                                                  3/31/06     3/31/05
                                                 -----------  --------
Operating revenue                                 $82,330     $69,533
Operating expenses:
 Purchased transportation                          32,436      28,479
 Salaries, wages and employee benefits             18,793      15,452
 Operating leases                                   3,446       3,336
 Depreciation and amortization                      2,399       1,853
 Insurance and claims                               1,481       1,182
 Other operating expenses                           6,819       5,850
                                                  ----------  --------
Total operating expenses                           65,374      56,152
                                                  ----------  --------
Income from operations                             16,956      13,381
Other income, net                                     609         518
                                                  ----------  --------
Pre-tax income                                     17,565      13,899
Income taxes                                        6,557       5,206
                                                  ----------  --------
Net income                                        $11,008     $ 8,693
                                                  ==========  ========
Income per share:
 Basic                                            $  0.35     $  0.27
 Diluted                                          $  0.35     $  0.27
Weighted average shares outstanding:
 Basic                                             31,277      32,293
 Diluted                                           31,787      32,729



                        FORWARD AIR CORPORATION
                 Condensed Consolidated Balance Sheets
                            (In thousands)


                                                 3/31/06     12/31/05
                                               ------------ ----------
                                               (Unaudited)  Audited(a)
Assets:
 Cash and short-term investments                $ 82,638     $ 79,332
 Other current assets                             54,678       57,402
 Property and equipment, net                      46,523       47,222
 Other assets                                     28,350       28,644
                                               -----------   ---------
Total assets                                    $212,189     $212,600
                                               ===========  ==========

Liabilities and Shareholders' Equity:
 Current liabilities                            $ 18,779     $ 25,964
 Long-term obligations                             8,137        7,820
 Shareholders' equity                            185,273      178,816
                                               ------------   --------
Total liabilities and shareholders' equity      $212,189     $212,600
                                               ===========  ==========

(a) Taken from audited financial statements, which are not presented in their entirety.



                        FORWARD AIR CORPORATION
      Condensed Consolidated Statements of Cash Flows (Unaudited)
                            (In thousands)

                                                Three months ended
                                             -------------------------
                                                 3/31/06      3/31/05
                                             ------------  -----------
Operating activities:
Net income                                    $  11,008       $8,693
 Depreciation and amortization                    2,399        1,853
 Other non-cash expenses, net                       992          181
 Net changes in operating assets and
  liabilities                                    (5,464)      (2,612)
                                             ------------  -----------
Net cash provided by operating activities         8,935        8,115

Investing activities:
 Net proceeds (purchases) of property               684          (55)
 Purchases of available-for-sale securities (46,155) (41,850) Sales/maturities of available-for-sale
  securities                                     45,700       41,600
 Other assets, net                                  (25)         (15)
                                             ------------    --------
Net cash provided by (used for) investing
 activities                                         204         (320)

Financing activities:
 Payments on line of credit                      (1,504)          --
 Payments of capital leases                          (9)          (7)
 Payments of cash dividends                      (2,200)          --
 Proceeds and tax benefits from exercise of
  stock options                                   1,825        1,255
 Repurchase of common stock                      (4,400)      (4,109)
                                             ------------    --------
Net cash used for financing activities           (6,288)      (2,861)
                                             ------------  -----------
Net increase in cash                              2,851        4,934
Cash at beginning of period                         332           78
                                             ------------  -----------
Cash at end of period                         $   3,183      $ 5,012
                                             ============  ===========



    Important Information

    This press release contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


    CONTACT: Forward Air Corporation
             Andrew C. Clarke, 423-636-7000
             aclarke@forwardair.com